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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Encision Inc.:

        We consent to the use of our report dated May 3, 2003, with respect to the balance sheet of Encision Inc. as of March 31, 2003, and the related statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3.

                      /s/ KPMG LLP

Boulder, Colorado
March 30, 2004

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Independent Auditors' Consent